Exhibit 10.67

EXECUTION VERSION

TRANSFER AGREEMENT

between

GE SALES FINANCE HOLDING, L.L.C.,

Transferor,

and

GE SALES FINANCE MASTER TRUST,

Buyer,

Dated as of February 29, 2012

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TABLE OF CONTENTS

(continued)

SCHEDULES

SCHEDULE 1	List of Accounts
SCHEDULE 4.1(a)	Transferor’s UCC Information
SCHEDULE 6.4	FDIC Rule Requirements

EXHIBITS

EXHIBIT A	Form of Assignment of Transferred Receivables in Additional Accounts
EXHIBIT B	Form of Reassignment of Transferred Receivables in Removed Accounts

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TRANSFER AGREEMENT, dated as of February 29, 2012 (this “Agreement”), between GE SALES FINANCE HOLDING, L.L.C., a Delaware limited liability company, as Transferor (“Transferor”) and GE SALES FINANCE MASTER TRUST, a Delaware statutory trust, as Buyer (“Buyer”).

In consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions

“Account” means each Initial Account and each Additional Account, but excludes any credit accounts all of the Transferred Interests in which are either reassigned or assigned to Transferor or its designee in accordance with this Agreement, and any Accounts which in accordance with Transferor’s customary practices have been removed from Transferor’s computer records due to lack of activity. The term “Account” includes each account into which an Account is transferred (a “Transferred Account”) so long as (a) such transfer is made in accordance with the Credit and Collections Policies and (b) such Transferred Account can be traced or identified, by reference to or by way of any Account Schedule delivered to Buyer pursuant to this Agreement, as an account into which an Account has been transferred. Notwithstanding the foregoing, no account in a Dual Card Program shall be deemed to be a “Transferred Account” with respect to any Account in a Private Label Program. Any Account in which the Receivables have become Charged-Off Receivables shall cease to be an Account for all purposes other than the calculation of Recoveries, and no existing balance or future charges on such account shall be deemed to be Transferred Interests notwithstanding any subsequent reaffirmation of such account by the Obligor and any resulting action by Originator. The term Account includes an Additional Account only from and after its Addition Date and includes any Removed Account only prior to its Removal Date. To avoid doubt, and without limiting the foregoing, each Flagged Account is an Account.

“Account Schedule” means a computer file held on a shared drive accessible to the Buyer containing a true and complete list of Accounts, identified by account number (or by an alpha-numeric identifier that uniquely and objectively identifies the applicable account number pursuant to a protocol that has been provided to Buyer) and setting forth the receivables balance for each as of (i) the applicable Addition Cut-Off Date, in the case of an Account Schedule relating to Additional Accounts, (ii) the Removal Cut-Off Date, in the case of an Account Schedule relating to Removed Accounts or (iii) the date specified therein, in the case of any Account Schedule relating to Transferred Accounts or any other Account Schedule.

“Accounting Changes” means, with respect to any Person, changes (a) in accounting principles generally accepted within the United States of America as those

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principles have been promulgated by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions) including any rule, regulation, pronouncement or opinion of or any interpretation thereof applicable to that Person; (b) in accounting principles concurred upon by such Person’s certified public accountants; (c) resulting from purchase accounting adjustments made in accordance with applicable GAAP and any subsequent reversal thereof (in whole or in part); and (d) resulting from the application of GAAP that has the effect of establishing or reversing (in whole or in part) reserves for taxes.

“Addition Cut-Off Date” means, with respect to any Additional Account, the date specified as the “Addition Cut-Off Date” in the related Assignment.

“Addition Date” means, as to any Additional Accounts, the date as of which Receivables outstanding in such Additional Account (or a Participation Interest therein) are first sold or contributed to Buyer, as specified in the related Assignment.

“Additional Accounts” is defined in Section 2.6.

“Administration Agreement” means that certain Administration Agreement, dated as of February 29, 2012, between the Administrator and Buyer.

“Administrator” means GE Capital Retail Bank, in its capacity as Administrator under the Administration Agreement, or any successor Administrator.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, or (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Reassignment Amount” means, for any reassignment of the Transferred Interests pursuant to Section 6.1(f), the aggregate outstanding amount of Transferred Interests (including Principal Receivables and Finance Charge Receivables and, with respect to any Transferred Participation Interests, Finance Amounts and Principal Amounts) as of the end of the last preceding Monthly Period.

“Agreement” is defined in the preamble.

“Agreement Termination Date” is defined in Section 7.4.

“Assignment” is defined in Section 2.6.

“Authorized Officer” means, with respect to any corporation or statutory trust, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the

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Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or trustee of such trust specifically authorized in resolutions of the Board of Directors of such corporation or by the governing documents or agreements of such trust to sign agreements, instruments or other documents on behalf of such corporation or statutory trust in connection with the transactions contemplated by the Related Documents.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or the State of Connecticut.

“Buyer” is defined in the preamble.

“Charged-Off Receivable” means a Receivable (or any portion thereof) arising in an Account which has been written off as uncollectible in accordance with the Credit and Collection Policies.

“Closing Date” means February 29, 2012.

“Collections” means, for any Receivable for any period, (a) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments, received in payment of, or applied to, any amount owed by an Obligor on account of such Receivable during such period, including all in-store payments and all other fees and charges and (b) Recoveries and cash proceeds of Related Security with respect to such Receivable. Collections shall include all amounts described in the preceding sentence that are received with respect to Participation Interests and shall only include Recoveries to the extent allocated to the Participation Interests in accordance with the Receivables Participation Agreement. Amounts received from the Transferor pursuant to Section 6.2(a) of this Agreement shall be deemed to be Collections. Collections with respect to any Monthly Period shall include the amount of Interchange (if any) with respect to such Monthly Period (to the extent received by Issuer and deposited on the Payment Date following such Monthly Period in accordance with this Agreement).

“Contract” means the agreement and Federal Truth in Lending Statement for credit accounts between any Obligor and Originator, as such agreements may be amended, modified, or otherwise changed from time to time.

“Credit and Collection Policies” means the credit and collection policies adopted by Buyer, as such policies and procedures may be amended from time to time.

“Custody and Control Agreement” means the Custody and Control Agreement, dated as of February 29, 2012, between Buyer, Deutsche Bank Trust Company Americas, as Custodian, and the Indenture Trustee.

“Date of Processing” means, as to any transaction, the day on which the transaction is first recorded on Buyer’s computer file of credit accounts (without regard to the effective date of such recordation).

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“Debtor Relief Laws” means Title 11 of the United States Code, the Federal Deposit Insurance Act and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

“Discount Option Receivables” is defined in Section 2.8.

“Discount Option Receivables Collections” shall mean as of any Date of Processing, occurring after the effective date of the designation of a Discount Percentage, the product of (a) the Discount Percentage and (b) Collections of Principal Receivables (determined without giving effect to the proviso in the definition of Principal Receivables) on such Date of Processing.

“Discount Percentage” is defined in Section 2.8.

“Dual Card Program” means any arrangement in which Originator agrees to extend general purpose credit accounts to customers of a Retailer, which accounts combine a private label credit line for use at the Retailer’s retail establishments, Internet websites, catalogue sales business or other channels for sale of the Retailer’s goods and services and a general purpose credit line for use elsewhere.

“Eligible Account” means a credit account that satisfies the definition of “Eligible Account” in the applicable Sale Agreement as of the applicable date specified therein.

“Eligible Receivable” means a Receivable that satisfies the definition of “Eligible Receivable” in the applicable Sale Agreement; it being understood that references to “Buyer” and “Seller” in such definition shall be deemed to refer to Buyer and Transferor as defined in this Agreement.

“FDIC” means the Federal Deposit Insurance Corporation or any successor agency.

“FDIC Rule” means 12 C.F.R. §360.6, as such may be amended from time to time.

“FDIC Rule Interpretations” means clarifications and interpretations to the FDIC Rule as may be provided by the FDIC or by the FDIC’s staff from time to time.

“Finance Amount” means, with respect to any Finance Charge Receivable relating to a Transferred Participation Interest, the Requisite Percentage of the outstanding amount of such Finance Charge Receivable.

“Finance Charge Receivables” means Receivables created in respect of periodic finance charges, late fees, returned check fees and all other similar fees and charges billed or accrued and unpaid on an Account. Finance Charge Receivables shall also include the Finance Amounts with respect to Participation Interests as shall be determined pursuant

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to, and only if so provided in, the applicable Participation Interest Sale Agreement. The determination as to whether Receivables constitute Finance Charge Receivables or Principal Receivables shall be made by the Servicer using its then-current practices as in effect from time to time.

“Flagged Account” is defined in Section 2.1(c).

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GE Capital Retail Bank” means GE Capital Retail Bank, a federal savings bank organized under the laws of the United States.

“GEMB Lending Participation Interest Sale Agreement” shall mean the Participation Interest Sale Agreement, dated as of February 29, 2012 between GEMB Lending Inc. and the Transferor.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Indenture” means the Master Indenture, dated as of February 29, 2012, between Buyer and the Indenture Trustee.

“Indenture Supplement” means a supplement to the Indenture, executed and delivered in connection with the original issuance of the notes.

“Indenture Trustee” means Deutsche Bank Trust Company Americas and its successors and assigns under the Indenture.

“Ineligible Interest” is defined in Section 6.1(d).

“Initial Account” means each credit account included in the “Accounts” as of the Closing Date, which Accounts are identified in the Account Schedule delivered in connection with the execution and delivery of this Agreement.

“Insolvency Event” means, with respect to a specified Person: (a) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging such Person as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of such Person under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of such Person or of

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any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of ninety (90) consecutive days; or (b) the commencement by such Person of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of such Person in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or such Person’s failure to pay its debts generally as they become due, or the taking of corporate action by such Person in furtherance of any such action.

“Insurance Proceeds” means any amounts payable to Originator pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor’s Account.

“Interchange” means interchange fees payable to GE Capital Retail Bank or the Originator, in its capacity as credit card issuer, through VISA, USA, Inc., MasterCard International Incorporated, Discover Bank or American Express Co. or any similar entity or organization with respect to any type credit accounts included as Accounts.

“Involuntary Removal” is defined in Section 2.7(b).

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

“Litigation” means, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending against such Person before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators.

“Material Adverse Effect” means a material adverse effect on (a) the ability of Transferor to perform any of its obligations under the Related Documents in accordance with the terms thereof, (b) the validity or enforceability of any Related Document or the rights and remedies of Transferor or Buyer under any Related Document or (c) the ownership interests or Liens of Transferor or Buyer with respect to the Transferred Assets or the priority of such interests or Liens.

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“Monthly Period” means, as to each Payment Date, the period beginning on the 22nd day of the second preceding calendar month and ending on the 21st day of the immediately preceding calendar month; except that the initial Monthly Period shall begin on the Closing Date and shall end on March 21, 2012.

“Obligor” means, with respect to any Receivable, any Person obligated to make payments in respect thereof.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion.

“Originator” means GE Capital Retail Bank or any other originator so designated pursuant to Section 2.10 of this Agreement.

“Outstanding Balance” means, with respect to any Principal Receivable: (a) as of the Transfer Date for that Principal Receivable, the outstanding amount of such Principal Receivable (after giving effect to any recharacterization of any portion of such Principal Receivable as a Finance Charge Receivable pursuant to Section 2.8); and (b) thereafter, the amount referred to in clause (a) minus Collections with respect to that Principal Receivable that are allocable to a reduction of the Outstanding Balance thereof minus any subsequent discounts to or any other modifications that reduce such Outstanding Balance; provided, that the Outstanding Balance of a Charged-Off Receivable shall equal zero.

“Participation Assets” is defined in Section 2.1(b).

“Participation Interest” shall mean, with respect to any Receivable, an interest in such Receivable equal to the applicable Requisite Percentage of such Receivable.

“Participation Interest Sale Agreement” means (i) the GEMB Lending Participation Interest Sale Agreement and (ii) any other participation interest sale agreement entered into between a Seller and Transferor pursuant to which such Seller sells Participation Interests to the Transferor.

“Payment Date” means, except as otherwise specified in any supplement to the Indenture, the 15th day of each calendar month, or if the 15th day is not a Business Day, the next Business Day.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; and (c) presently existing or hereinafter created Liens in favor of, or created by, Buyer.

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“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business or statutory trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Principal Amount” means, with respect to any Principal Receivable relating to a Transferred Participation Interest, the Requisite Percentage of the Outstanding Balance of such Principal Receivable.

“Principal Receivable” means each Receivable, other than a Finance Charge Receivable; provided, that after the effective date of designation of a Discount Percentage, Principal Receivables on any Date of Processing thereafter shall mean Principal Receivables as otherwise determined pursuant to this definition minus Discount Option Receivables. Unless the context otherwise requires, Principal Receivables shall also include the Principal Amounts with respect to Participation Interests as shall be determined pursuant to, and only if so provided in, the applicable Participation Interest Sale Agreement. The determination as to whether Receivables constitute Finance Charge Receivables or Principal Receivables shall be made by the Issuer using its then-current practices as in effect from time to time.

“Private Label Program” means a business arrangement in which Originator agrees to extend credit accounts to customers of a Retailer and such Retailer agrees to allow purchases to be made at its retail establishments, through an Internet website, in its catalogue sales business or through other channels for sale of the Retailer’s goods and services, under such accounts.

“Program” means a Private Label Program, Dual Card Program or other program pursuant to which an Originator offers credit accounts to Obligors.

“Program Agreement” means (i) one or more agreements between Originator and a Retailer pursuant to which Originator provides a Private Label Program, a Dual Card Program or both to the Retailer and its customers or (ii) with respect to any other Program, one or more agreements entered into by Originator pursuant to which Originator establishes a Program to offer credit accounts to Obligors.

“Purchase Date” means the Closing Date and thereafter each Business Day.

“Purchase Price” is defined in Section 2.4(a).

“Reassignment” is defined in Section 2.7(a).

“Receivable” means any amount owing by an Obligor under an Account from time to time. Unless the context otherwise requires (whether or not there is a specific reference to the Underlying Receivable), any reference in this Agreement to a Receivable (including any Principal Receivable, Finance Charge Receivable or Charged-Off Receivable) and any Collections thereon shall refer only to the fractional undivided interest in the amounts paid or payable by Obligors on the related Accounts that is transferred to Transferor pursuant to the applicable Sale Agreement, which undivided interest may be less than a 100% undivided interest therein.

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“Receivables Assets” is defined in Section 2.1(a).

“Receivables Participation Agreement” means shall mean the Amended and Restated Receivables Participation Agreement, dated as of February 29, 2012 between GE Capital Retail Bank and GEMB Lending Inc.

“Receivables Sale Agreement” means any receivables sale agreement entered into between a Seller and Transferor pursuant to which such Seller sells Receivables to the Transferor.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights, but excluding any computer programs or software subject to a licensing arrangement or other contractual provisions that would restrict the transfer or pledge thereof), prepared and maintained by any Originator, the Servicer, or any Sub-Servicer with respect to the Transferred Receivables and the Obligors thereunder.

“Recoveries” means (i) Collections of such Transferred Interest received after such Transferred Interest was charged off as uncollectible but before any sale or other disposition of such Transferred Interest; and (ii) any proceeds from such a sale or other disposition by Transferor of such a charged off Transferred Interest, in each of clauses (i) and (ii) net of expenses of recovery.

“Related Documents” means this Agreement, the Receivables Participation Agreement, the Sale Agreements, the Trust Agreement, the Custody and Control Agreement, the Indenture, any Indenture Supplement, the Servicing Agreement, the Servicer Guaranty, the Administration Agreement and all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing or the transactions contemplated thereby.

“Related Security” means with respect to any Receivable: (a) all of Transferor’s interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which gave rise to such Receivable; (b) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and (c) all Records relating to such Receivable.

“Removal Cut-Off Date” means the date specified as the “Removal Cut-Off Date” in the related Reassignment or, in the case of any zero balance account designated pursuant to Section 2.7(d), the date as of which the related Account Schedule has been prepared.

“Removal Date” is defined in Section 2.7(a).

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“Removed Accounts” is defined in Section 2.7(a).

“Requirements of Law” means, as to any Person, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local.

“Requisite Percentage” means, (i) with respect to each Initial Account in which a Participation Interest arises, 95% and (ii) with respect to each Additional Account in which a Participation Interest arises, the percentage specified in the related Assignment. If Transferor acquires Participation Interests relating to an Account pursuant to more than one Participation Interest Sale Agreement and transfers such Participation Interests to Buyer under this Agreement, the Requisite Percentage shall equal the sum of the Requisite Percentages (as defined in the related Participation Interest Sale Agreements) relating to all such Transferred Interests. The Requisite Percentage of any Account may be increased if the Transferor acquires additional Participation Interests in such Account pursuant to a Participation Interest Sale Agreement after the date on which such Account was first designated as an Account under this Agreement.

“Reset Date” means the “Reset Date” as defined in any Indenture Supplement.

“Retailer” means any Person that operates or has an arrangement with, retail establishments at which, or a catalog sales business, Internet website or other channel through which, goods or services may be purchased under an Account.

“Sale Agreements” means (a) the Receivables Sale Agreements, and (b) the Participation Interest Sale Agreements.

“Seller” means any Person designated as a “Seller” pursuant to a Sale Agreement.

“Servicer” means GE Capital Retail Bank, in its capacity as Servicer under the Servicing Agreement, or any other Person designated as a successor servicer pursuant to the Servicing Agreement.

“Servicer Guaranty” means that certain Servicer Performance Guaranty, dated as of February 29, 2012, by GE Capital, as servicer performance guarantor.

“Servicing Agreement” means the Servicing Agreement, dated as of February 29, 2012, among Servicer and Buyer.

“Sub-Servicer” means any Person with whom Servicer enters into a Sub-Servicing Agreement.

“Sub-Servicing Agreement” means any written contract entered into between Servicer and any Sub-Servicer relating to the servicing, administration or collection of the Transferred Receivables.

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“Subsidiary” means, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act.

“Transfer Date” means a date on which Buyer acquires Transferred Interests from Transferor pursuant to Section 2.1 or any Assignment.

“Transferor” is defined in the preamble.

“Transferred Account” is defined within the definition of Account.

“Transferred Assets” is defined in Section 2.1(b).

“Transferred Interests” means the Transferred Receivables and the Transferred Participation Interests.

“Transferred Participation Interests” means any Participation Interest purchased by Buyer from Transferor pursuant to this Agreement or any Assignment. However, Participation Interests that are repurchased by Transferor pursuant to this Agreement or purchased by Servicer pursuant to the Servicing Agreement shall cease to be considered “Transferred Participation Interests” from the date of such purchase.

“Transferred Receivable” means any Receivable purchased by Buyer from Transferor pursuant to this Agreement or any Assignment, including Finance Charge Receivables that exist at the time of purchase of any Principal Receivables in the same Account or that arise in an Account after the date of purchase of Principal Receivables in the Account. However, Receivables that are repurchased by Transferor pursuant to this Agreement or purchased by Servicer pursuant to the Servicing Agreement shall cease to be considered “Transferred Receivables” from the date of such purchase.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of February 29, 2012, between Transferor and the Trustee.

“Trustee” means BNY Mellon Trust of Delaware, not in its individual capacity but solely in its capacity as trustee under the Trust Agreement.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“Underlying Receivable” means any Receivable in which a Participation Interest is purchased by Buyer from Transferor pursuant to this Agreement or any Assignment. However, Receivables relating to Participation Interests that are repurchased by Transferor pursuant to this Agreement or purchased by Servicer pursuant to the Servicing Agreement shall cease to be considered “Underlying Receivables” from the date of such purchase.

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“United States” means the United States of America, together with its territories and possessions.

SECTION 1.2 Other Interpretive Matters. All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all related certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; and unless otherwise provided, references to any month, quarter or year refer to a fiscal month, quarter or year as determined in accordance with the GE Capital fiscal calendar; (b) terms defined in Article 9 of the UCC as in effect in the applicable jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and permitted assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (k) words in the singular include the plural and words in the plural include the singular.

ARTICLE II

SALES AND CONTRIBUTIONS

SECTION 2.1 Sales and Contributions.

(a) By execution of this Agreement, Transferor does hereby transfer, assign, set over and otherwise convey to Buyer, without recourse except as provided herein, all its right, title and interest in, to and under (i)(A) the Receivables acquired by Transferor pursuant to the Receivables Sale Agreements from time to time until the Agreement Termination Date, together with the Related Security and Collections with respect thereto, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto, (B) without limiting the generality of the foregoing or the following, all of Transferor’s rights

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pursuant to the Receivables Sale Agreements to receive payments from any Retailer on account of in-store payments and any other amounts received by such Retailer in payment of Receivables, (C) all of Transferor’s other rights under the Receivables Sale Agreements, and (D) any Interchange included in Collections pursuant to the supplemental agreement entered into pursuant Section 2.1(e) and (ii) all proceeds of all of the foregoing (collectively, the “Receivables Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Originator, any Seller, Transferor or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, Retailers, clearance systems or insurers.

(b) By execution of this Agreement, Transferor does hereby transfer, assign, set over and otherwise convey to Buyer, without recourse except as provided herein, all its right, title and interest in, to and under (i)(A) the Participation Interests acquired by Transferor pursuant to the Participation Interest Sale Agreements existing at the opening of business on the Closing Date, and thereafter created from time to time until the Agreement Termination Date, together with the Requisite Percentage of the Related Security and Collections with respect thereto, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto, (B) without limiting the generality of the foregoing or the following, all of Transferor’s rights pursuant to the related Participation Interest Sale Agreements to receive payments from any Retailer on account of in-store payments and any other amounts received by such Retailer in payment of Receivables, (C) all of Transferor’s other rights under each Participation Interest Sale Agreement, and (D) any Interchange included in Collections pursuant to the supplemental agreement entered into pursuant to Section 2.1(e) and (ii) all proceeds of all of the foregoing (collectively, the “Participation Assets”; and together with the Receivables Assets, the “Transferred Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Originator, Transferor or any other Person in connection with the Accounts, the Transferred Interests or the Underlying Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, Retailers, clearance systems or insurers.

(c) On or prior to the Closing Date, Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Transferred Interests conveyed by Transferor existing on the Closing Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Transferred Interests to Buyer, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this Section 2.1 consist of telephone confirmation of such filing promptly followed by delivery to Buyer of a file-stamped copy) as soon as practicable after the Closing Date, and (if any additional filing is so necessary) as soon as practicable after the applicable Addition Date, in the case of Transferred Interests arising in Additional Accounts. Buyer shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such transfer and assignment.

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(d) Transferor agrees, at its own expense, (i) on or prior to (x) the Closing Date, in the case of the Initial Accounts, (y) the applicable Addition Date, in the case of Additional Accounts, and (z) the applicable Removal Date, in the case of Removed Accounts, to indicate, or cause to be indicated, in the appropriate computer files that Receivables created (or reassigned, in the case of Removed Accounts) in connection with the Accounts have been conveyed to Buyer pursuant to this Agreement (or conveyed to Transferor or its designee in accordance with Section 2.7, in the case of Removed Accounts) by including, or causing to be included, in such computer files a code so identifying each such Account (or, in the case of Removed Accounts, deleting, or causing to be deleted, such code thereafter) and (ii) on or prior to the date referred to in clause (i)(x), (y) or (z), as applicable, to deliver to Buyer an Account Schedule. The initial such Account Schedule, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Once the code referenced in clause (i) of this paragraph has been included with respect to any Account, Transferor further agrees not to permit such code to be altered during the remaining term of this Agreement unless and until (x) such Account becomes a Removed Account, or (y) Transferor shall have delivered to Buyer at least 30 days’ prior written notice of its intention to do so and has taken such action as is necessary or advisable to cause the interest of Buyer in the Transferred Interests to continue to be perfected with the priority required by this Agreement. At any time that the code referenced in clause (i) is included with respect to any account, such account shall be a “Flagged Account”.

(e) Transferor may in the future convey a portion of the Interchange relating to any Account to Buyer pursuant to an agreement supplemental hereto in form and substance satisfactory to Transferor and Buyer.

SECTION 2.2 Acceptance by Buyer

(a) Buyer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to Buyer pursuant to Section 2.1. Trustee shall maintain a copy of Schedule 1, as delivered to it from time to time.

(b) Buyer hereby agrees not to disclose to any Person any of the account numbers or other information contained in the Account Schedule marked as Schedule 1 and delivered to Buyer, from time to time, except (i) to Servicer, any Sub-Servicer or as required by a Requirement of Law applicable to Buyer, (ii) in connection with the performance of Buyer’s duties hereunder, (iii) to Indenture Trustee in connection with Indenture Trustee’s duties or (iv) to bona fide creditors or potential creditors of Servicer or Transferor for the limited purpose of enabling any such creditor to identify Transferred Interests or Accounts subject to this Agreement. Buyer agrees to take such measures as shall be reasonably requested by Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow Transferor or its duly authorized representatives to inspect Buyer’s security and confidentiality

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arrangements from time to time during normal business hours upon prior written notice. Buyer shall promptly notify Transferor of any request received by Buyer to disclose information of the type described in this Section 2.2(b), which notice shall in any event be provided no later than five (5) Business Days prior to disclosure of any such information unless Buyer is compelled pursuant to a Requirement of Law to disclose such information prior to the date that is five (5) Business Days after the giving of such notice.

(c) Buyer covenants and agrees that, from and after the Closing Date and until the date one year plus one day following the date on which all amounts due with respect to securities that were issued by any entity holding Transferred Interests have been paid in full in cash, Buyer shall not, directly or indirectly, institute or cause to be instituted against Transferor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit Buyer’s right to pursue any other creditor rights or remedies that Transferor may have under any applicable law. Without prejudice to the survival of any other agreement of Buyer hereunder, the agreements and obligations of Buyer under this Section 2.2(c) shall survive the termination of this Agreement

SECTION 2.3 Grant of Security Interest. The parties hereto intend that each transfer of the Transferred Assets shall constitute a sale or capital contribution, as applicable, by Transferor to Buyer and not a loan by Buyer to Transferor secured by the Transferred Assets. Notwithstanding anything to the contrary set forth in this Section 2.3, if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale, or capital contribution, as applicable, then the parties hereto intend that this Agreement shall constitute a security agreement under applicable law. Transferor hereby grants, to Buyer a first priority lien and security interest in and to all of Transferor’s right, title and interest in, to and under the Transferred Assets and all amounts that are allocated to Buyer pursuant to Section 6.2(a) of this Agreement, subject only to Permitted Encumbrances.

SECTION 2.4 Purchase Price.

(a) The purchase price for the Transferred Interests and the other Transferred Assets related thereto shall equal the Outstanding Balances of the related Principal Receivables and/or Principal Amounts of the related Participation Interests, as applicable, included therein, adjusted consistent with any applicable Discount Percentage (such amount for any Transferred Assets, the “Purchase Price”).

(b) The Purchase Price for any Transferred Assets sold by Transferor under this Agreement shall be payable in full in cash on each Purchase Date or less frequently if so agreed between Buyer and Transferor. On each such Purchase Date or other date set by the parties for payment, Buyer shall, upon satisfaction of the applicable conditions set forth in Article III, make available to Transferor the Purchase Price for the applicable Transferred Assets in same day funds. If Buyer does not have sufficient cash on any Purchase Date or other date set by the parties for payment to pay the full Purchase Price, the remaining balance may, in the discretion of the Transferor, be deemed to be contributed to Buyer.

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SECTION 2.5 Adjustments. If on any day the outstanding amount of any Principal Receivable is reduced because of a rebate, refund, unauthorized charge or billing error to an accountholder, or because such Principal Receivable was created in respect of merchandise which was refused or returned by an accountholder, or if the outstanding amount of any Principal Receivable is otherwise reduced other than on account of Collections thereof or such amount being charged-off as uncollectible, then, Transferor shall compensate Buyer for such reductions as provided below. The compensation payable by Transferor for any such reduction shall equal the amount of the reduction in the Outstanding Balance of the related Principal Receivable or Principal Amount of the related Participation Interest, as applicable. Transferor shall pay such compensation to Buyer not later than the first Payment Date following the end of the Monthly Period in which the adjustment arises.

SECTION 2.6 Addition of Accounts. Transferor may, with the consent of Buyer, designate additional Eligible Accounts (“Additional Accounts”) as Accounts for purposes of this Agreement. On or before the Addition Date, (i) Transferor shall have delivered to Buyer, a written assignment in substantially the form of Exhibit A (the “Assignment”) (which may be executed by the Administrator on behalf of Buyer), (ii) the representations and warranties of Transferor set out in Exhibit A shall be true with respect to the Additional Accounts and (iii) Transferor shall indicate in its computer files that the Transferred Interests created in connection with the Additional Accounts have been transferred to Buyer.

SECTION 2.7 Removal of Accounts

(a) From time to time, Transferor may, with the consent of Buyer, cause the reassignment to it or its designee of all Buyer’s right, title and interest in, to and under the Transferred Interests then existing and thereafter created in a specified set of Accounts (the “Removed Accounts”), together with the Related Security and Collections with respect thereto, in each case together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto, upon satisfaction of the following conditions:

(i) on or before the fifth day immediately preceding the Removal Date, Transferor shall have given Buyer written notice of such removal and specifying the date for removal of the Removed Accounts (the “Removal Date”); and

(ii) on or prior to the Removal Date, Transferor shall have delivered to Buyer an Account Schedule listing the Removed Accounts.

Upon satisfaction of the above conditions, Buyer shall execute and deliver to Transferor or its designee a written reassignment in substantially the form of Exhibit B (the “Reassignment”) (which may be executed by the Administrator on behalf of Buyer)

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and shall, without further action, be deemed to transfer, assign, set over and otherwise convey to Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of Buyer in and to the Transferred Interests and related Transferred Assets arising in the Removed Accounts. In addition, Buyer shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Transferor to effect the conveyance of Transferred Interests pursuant to this Section. Any reassignment of the Transferred Assets arising in Removed Accounts pursuant to this Section 2.7(a) shall be reassigned to the Transferor for a purchase price equal to the fair market value of such Transferred Assets as agreed upon by the Buyer and the Transferor prior to such reassignment, and such purchase price shall be treated as Collections of such Transferred Assets. Notwithstanding the foregoing, no repurchase of Participation Interests pursuant to this Section 2.7(a) shall occur if the fair market value of such Transferred Assets is less than the aggregate of the Principal Amounts of the related Transferred Interests plus the aggregate of the outstanding Finance Amounts related thereto.

(b) Transferor shall from time to time designate as Removed Accounts any Accounts designated for purchase by a Retailer pursuant to the terms of the related Program Agreement (each, an “Involuntary Removal”). All Transferred Assets in Removed Accounts designated pursuant to this Section 2.7(b) shall be repurchased on the date of the Involuntary Removal for a cash purchase price equal to the fair market value of such Transferred Assets as agreed upon by Buyer and Transferor prior to such repurchase calculated as of the same date that the balance of receivables in the Removed Accounts is determined for purposes of calculating the purchase price to be paid by or on behalf of the related Retailer for such Removed Accounts in accordance with the related Program Agreement. Such purchase price shall be treated as Collections of such Participation Interests. Notwithstanding the foregoing, no repurchase of Transferred Interests pursuant to this Section 2.7(b) shall occur if the fair market value of such Transferred Interests is less than the aggregate of the Principal Amounts of such Transferred Interests plus the aggregate of the outstanding Finance Amounts related thereto.

(c) On the last day of the Monthly Period in which a Receivable becomes a Charged-Off Receivable, Buyer shall automatically and without further action or consideration be deemed to sell, transfer, and otherwise convey to Transferor, without recourse, representation or warranty (except for the warranty that since the date of the transfer of such Charged-Off Receivable by Transferor to Buyer under this Agreement, Buyer has not sold, transferred or encumbered any such Receivable or interest therein), all the right, title and interest of Buyer in and to such Receivable, all monies due or to become due with respect thereto and all proceeds thereof. The purchase price for the Charged-Off Receivables purchased pursuant to this Section 2.7(c) shall equal the aggregate amount of Recoveries for that Monthly Period. Such purchase price shall be payable in full in cash by Transferor on the Business Day preceding the related Payment Date.

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(d) Transferor may from time to time, at its option, by notice to Buyer, designate as a Removed Account any Account that has a zero balance as of the related Removal Cut-Off Date, as shown in the Account Schedule delivered to Buyer with such notice.

SECTION 2.8 Discount Option. Transferor shall have the option (subject to the limitations described below) to designate at any time a fixed or floating percentage (the “Discount Percentage”) of the amount of all Principal Receivables existing in all or any specified portion of the Accounts (“Discount Option Receivables”) to be treated as Finance Charge Receivables with the consent of Buyer. On the Closing Date, the Transferor designates a Discount Percentage equal to 5%. Transferor may from time to time with the consent of Buyer increase, reduce or eliminate (subject to the limitations described below) the Discount Percentage. Transferor shall provide written notice to Buyer, with a copy to the Servicer, of any designation, increase, reduction or elimination, and such designation, increase, reduction or elimination occurring after the Closing Date shall become effective as of the first day of the Monthly Period preceding the Monthly Period in which the Transferor delivers such notice if such notice is delivered on or before the tenth (10th) Business Day prior to the Payment Date related to such Monthly Period or, if such notice is delivered after such date, the Discount Percentage shall become effective as of the first day of the Monthly Period in which such notice is provided.

SECTION 2.9 Additional Sellers. Transferor may permit Originator to designate additional or substitute Persons to be included as “Sellers” under (and as defined in) any Sale Agreement if Buyer consents to such designation.

SECTION 2.10 Additional Originators. Transferor may permit GE Capital Retail Bank to designate additional or substitute Persons to be included as “Originators” under (and as defined in) any Sale Agreement and this Agreement if Buyer consents to such designation.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.1 Conditions to all Transfers. Each sale or contribution hereunder (including the initial sale or contribution) shall be subject to satisfaction of the following further conditions precedent (any one or more of which, may be waived by Buyer) as of the Transfer Date therefor:

(a) This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Transferor and Buyer, and, with respect to the initial sale or contribution, Buyer shall have received such documents, instruments, agreements and legal opinions as Buyer shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to Buyer.

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(b) The representations and warranties of Transferor contained herein or in any other Related Document required to be made on such Transfer Date shall be true and correct in all material respects as of such Transfer Date, both before and after giving effect to such sale or contribution; and

(c) Transferor shall be in compliance in all material respects with each of its covenants and other agreements set forth herein.

The consummation by Transferor of the sale or contribution, as applicable, of Transferred Assets on any Transfer Date shall be deemed to constitute, as of any such Transfer Date, a representation and warranty by Transferor that the conditions in clauses (b) and (c) of this Section 3.1 have been satisfied.

ARTICLE IV

OTHER MATTERS RELATING TO TRANSFEROR

SECTION 4.1 Merger or Consolidation of, or Assumption of the Obligations of, Transferor, etc.

(a) Transferor shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

(i) the Person formed by such consolidation or into which Transferor is merged or the Person which acquires by conveyance or transfer the properties and assets of Transferor substantially as an entirety shall be, if Transferor is not the surviving entity, an entity organized and existing under the laws of the United States or any state or the District of Columbia, and, if Transferor is not the surviving entity, such entity shall expressly assume, by an agreement supplemental hereto, executed and delivered to Buyer, in form reasonably satisfactory to Buyer, the performance of every covenant and obligation of Transferor hereunder;

(ii) Transferor has delivered to Buyer (A) an Officer’s Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with, and (B) an Opinion of Counsel to the effect that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

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(iii) the business entity into which Transferor shall merge or consolidate, or to which such conveyance or transfer is made, shall be (x) a business entity that may not become a debtor in any case, action or other proceeding under Title 11 of the United States Code or (y) a special-purpose corporation, the powers and activities of which shall be limited in a manner consistent with the limitations set forth in the limited liability company agreement of the Transferor; and

(iv) if Transferor is not the surviving entity, the surviving entity shall file new UCC1 financing statements with respect to the interest of Buyer in the Transferred Assets, if any, and shall deliver a revised Schedule 4.1(a) to Buyer, which shall automatically amend and restated Schedule 4.1(a) hereto.

(b) This Section 4.1 shall not be construed to prohibit or in any way limit Transferor’s ability to effectuate any consolidation or merger pursuant to which Transferor would be the surviving entity.

(c) The obligations of Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of Transferor hereunder except in each case in accordance with (i) the provisions of the foregoing paragraphs, (ii) Section 3.4(b) of the Trust Agreement or (iii) conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) for which Transferor delivers an Officer’s Certificate to Buyer indicating that Transferor reasonably believes that such action will not result in a Material Adverse Effect, (2) which meet the requirements of clause (ii) of paragraph (a) and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to Buyer in writing in form satisfactory to Buyer, the performance of every covenant and obligation of Transferor thereby conveyed.

ARTICLE V

INSOLVENCY EVENTS

SECTION 5.1 Rights upon the Occurrence of a Insolvency Event. If a Insolvency Event occurs with respect to Transferor, Transferor shall on the day any such event occurs, immediately cease to transfer Principal Receivables to Buyer and shall promptly give notice of such event to Indenture Trustee and Buyer. Notwithstanding any cessation of the transfer to Buyer of additional Principal Receivables, Principal Receivables transferred to Buyer prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables, and Finance Charge Receivables whenever created accrued in respect of such Principal Receivables, shall continue to be property of Buyer.

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ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.1 Representations and Warranties of Transferor.

(a) To induce Buyer to accept the Transferred Assets, Transferor makes the representations and warranties in subsections (i) through (viii) to Buyer, as of the Closing Date and each subsequent Transfer Date, each and all of which shall survive the execution and delivery of this Agreement.

(i) Valid Existence; Power and Authority. Transferor (A) is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where the failure to be so qualified or in good standing would have a Material Adverse Effect and (C) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(ii) UCC Information. The true legal name of Transferor as registered in the jurisdiction of its organization, and the current location of Transferor’s jurisdiction of organization and the address of its chief executive office are set forth in Schedule 4.1(a), as amended from time to time in accordance with Section 4.1, 6.3(c), or 7.6. In addition, Schedule 4.1(a) lists Transferor’s (A) federal employer identification number and (B) organizational identification number as designated by the jurisdiction of its organization.

(iii) Authorization of Transaction; No Violation. The execution, delivery and performance by Transferor of this Agreement and the other Related Documents to which Transferor is a party and the creation and perfection of all Liens and ownership interests provided for herein: (A) have been duly authorized by all necessary action on the part of Transferor, and (B) do not violate any provision of any law or regulation of any Governmental Authority, or contractual restrictions binding on Transferor, except where such violations, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(iv) Enforceability. On or prior to the Closing Date, each of the Related Documents to which Transferor is a party shall have been duly executed and delivered by Transferor and each such Related Document shall then constitute a legal, valid and binding obligation of Transferor enforceable against it in accordance with its terms, as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity).

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(v)Use of Proceeds. No proceeds received by Transferor under this Agreement will be used by it for any purpose that violates Regulation U of the Federal Reserve Board.

(vi) Judgment or Tax Lien. Transferor is not aware of any judgment or tax lien filing against Transferor.

(vii) Accuracy of Certain Information. All written factual information heretofore furnished by Transferor to Buyer with respect to the Transferred Receivables for the purposes of, or in connection with, this Agreement was true and correct in all material respects on the date as of which such information was stated or certified, or as of the date most recently updated; it being understood that no breach of this representation shall occur unless the Buyer shall be materially and adversely affected by the failure of any such information to be true and correct;

(viii) Transferred Interests. With respect to Transferred Interests and Additional Accounts, Transferor represents and warrants that:

(A) each Transferred Receivable or Underlying Receivable satisfies the criteria for an Eligible Receivable as of the applicable Transfer Date;

(B) in order to perfect the transfer hereunder, this Agreement creates a valid and continuing security interest in the Transferred Interests in favor of Buyer, which (x) with respect to Transferred Interests existing as of the Closing Date and thereafter created in the Initial Accounts and the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and the proceeds thereof, will be enforceable against Transferor upon execution of this Agreement, and with respect to Transferred Interests as of any Addition Date and thereafter created in Additional Accounts and the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and the proceeds thereof, will be enforceable against Transferor as of the applicable Addition Date, in each case as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (y) upon filing of the financing statements described in Section 2.1 and, in the case of Transferred Interests thereafter created, upon the creation thereof, will be prior to all other Liens (other than Permitted Encumbrances);

(C) the Transferred Interests constitute “accounts”, “general intangibles” or “chattel paper” within the meaning of UCC Section 9-102;

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(D) immediately prior to the conveyance of the Transferred Interests pursuant to this Agreement, Transferor owns and has good and marketable title to, or has a valid security interest in, the Transferred Interests free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Encumbrances);

(E) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by Transferor in connection with the conveyance by Transferor of the Transferred Interests to Buyer have been duly obtained, effected or given and are in full force and effect;

(F) Transferor has caused or will have caused, on or prior to the Closing Date or the applicable Addition Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the transfer and security interest granted to Buyer under this Agreement in the Transferred Interests arising in the Initial Accounts and Additional Accounts, respectively; and

(G) subject to Permitted Encumbrances, other than the transfer and assignment and the security interest granted to Buyer pursuant to this Agreement, Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Interests and Transferor has not authorized the filing of and is not aware of any financing statements against Transferor that included a description of collateral covering the Transferred Interests.

The representations and warranties described in this Section 6.1(a) shall survive the sale or contribution of the Transferred Assets to Buyer, any subsequent assignment, contribution or sale of the Transferred Assets by Buyer, and the termination of this Agreement and the other Related Documents and shall continue until the payment in full of all Transferred Assets.

(b) As of the Closing Date, Transferor represents that it is the sole beneficial owner of Buyer.

(c) Upon discovery by Transferor or Buyer of a breach of any of the representations and warranties by Transferor set forth in this Section 6.1, the party discovering such breach shall give prompt written notice to the other. Transferor agrees to cooperate with Buyer in attempting to cure any such breach.

(d) If any representation or warranty of Transferor contained in Section 6.1(a)(viii), is not true and correct in any material respect as of the date specified therein with respect to any Transferred Interest or any Account and as a result of such breach any Transferred Interests in the related Account become Charged-Off Receivables or Buyer’s rights in, to or under such Transferred Interests or the proceeds of such Transferred

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Interests are impaired or such proceeds are not available for any reason to Buyer free and clear of any Lien other than Permitted Encumbrances, unless cured within 90 days (or such longer period, not in excess of 150 days, as may be agreed to by Buyer) after the earlier to occur of the discovery thereof by Transferor or receipt by Transferor or a designee of Transferor of notice thereof given by Buyer, then such Transferred Interest shall be designated an “Ineligible Interest” provided that such Transferred Interests will not be deemed to be Ineligible Interests if, on any day prior to the end of such 90-day or longer period, the relevant representation and warranty shall be true and correct in all material respects as if made on such day.

(e) On the Business Day preceding the first Payment Date following the end of the Monthly Period in which any Transferred Interest is designated as an Ineligible Interest, Transferor shall repurchase such Ineligible Interest from Buyer by paying Buyer a cash purchase price equal to the Outstanding Balance of the Principal Receivables and/or Principal Amounts of the Participation Interests in such Account, plus the accrued Finance Charge Receivables and/or Finance Amounts in such Account as of the end of the Monthly Period prior to the repurchase date.

(f) If any representation or warranty of Transferor contained in Section 6.1(a)(i), 6.1(a)(ii), 6.1(a)(iii) or 6.1(a)(iv) of this Agreement is not true and correct in any material respect and such breach has a material adverse effect on the Transferred Interests transferred to Buyer by Transferor or the availability of the proceeds thereof to Buyer, then Transferor shall be obligated to accept a reassignment of the Transferred Interests if such breach and any material adverse effect caused by such breach is not cured within 90 days of receipt of notice of such breach from Buyer (or within such longer period, not in excess of 150 days, as specified in such notice); provided that such Transferred Interests will not be reassigned to Transferor if, on any day prior to the end of such 90-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) Transferor shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

Transferor shall pay to Buyer in immediately available funds not later than 12:00 noon, New York City time, on the first Payment Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the Aggregate Reassignment Amount. The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of the Transferred Interests.

(g) Upon the payment, if any, required to be made to Buyer as provided in Section 6.1(e) or 6.1(f), Buyer shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of Buyer in and to the applicable Transferred Interests and related Transferred Assets, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. Buyer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by Transferor to effect the

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conveyance of such Transferred Interests and related Transferred Assets pursuant to this Section. The obligation of the Transferor to make the deposits, if any, required to be made pursuant to Sections 6.1(f) and 6.1(g) shall be the sole remedy respecting any event giving rise to such obligation available to the Issuer or any assignee of its rights under this Agreement.

SECTION 6.2 Affirmative Covenants of Transferor. Transferor covenants and agrees that, unless otherwise consented to by Buyer, from and after the Closing Date and until the date after the Agreement Termination Date when the Outstanding Balances of all Transferred Receivables and the Principal Amounts of all Transferred Participation Interests have been reduced to zero:

(a) Account Allocations. If Transferor is unable for any reason to transfer Transferred Interests to Buyer in accordance with the provisions of this Agreement (including by reason of the application of the provisions of Section 5.1 or an order by any Governmental Authority that Transferor not transfer any additional Principal Receivables to Buyer) then, in any such event, Transferor agrees to pay to Buyer, after the date of such inability, all Collections with respect to Principal Receivables, and all amounts which would have constituted Collections with respect to Principal Receivables but for Transferor’s inability to transfer such Transferred Interests (up to an aggregate amount equal to the amount of Principal Receivables held by Buyer on such date of inability).

If Transferor is unable pursuant to any Requirement of Law to pay to Buyer Collections as described above, Transferor agrees that it shall allocate collections, charge-offs and other incidents of the receivables in the Accounts between Transferred Interests and other receivables outstanding in the Accounts on a basis reasonably intended to approximate the actual portions allocable to Transferred Interests and other receivables respectively. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables that have been conveyed to Buyer, or that would have been conveyed to Buyer but for the above described inability to transfer such Receivables, shall continue to be held by Buyer notwithstanding any cessation of the transfer of additional Principal Receivables to Buyer.

(b) Notice of Material Event. Transferor shall promptly inform Buyer in writing of the occurrence of any of the following, in each case setting forth the details thereof and what action, if any, Transferor proposes to take with respect thereto:

(i) any Litigation commenced against Transferor or with respect to or in connection with all or any substantial portion of the Transferred Assets or developments in such Litigation, in each case, that Transferor believes has a reasonable risk of being determined adversely and having a Material Adverse Effect;

(ii) the commencement of a proceeding against Transferor seeking a decree or order in respect of Transferor (A) under the Federal Deposit Insurance Act or any other applicable federal, state or foreign bankruptcy or other similar

25	Transfer Agreement

law, (B) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Transferor or for any substantial part of Transferor’s assets, or (C) ordering the winding-up or liquidation of the affairs of Transferor; or

(iii) any default by Transferor in performance of any of its obligations under this Agreement, any notice received by Transferor from any Seller relating to any default by such Seller in performance of its obligations under the related Sale Agreement or any actual knowledge on the part of Transferor of such Seller default.

(c) Notice of Liens. Transferor shall notify Buyer promptly after becoming aware of any Lien on any Transferred Asset other than Permitted Encumbrances.

(d) Information for Reports. Transferor shall promptly deliver any material written information, documents, records or reports with respect to the Transferred Interests that Buyer shall reasonably request.

(e) Deposit of Collections. Transferor shall transfer to Buyer or Servicer on its behalf, promptly, and in any event no later than the Business Day after receipt thereof, all Collections it may receive in respect of Transferred Assets.

(f) Program Agreement and Policies. Transferor shall enforce, or cause the applicable Seller to enforce, Originator’s obligation to comply with, and perform its obligations under the Program Agreements and the Contracts relating to the Accounts and the Credit and Collection Policies except insofar as any failure to comply or perform would not materially or adversely affect the rights of Buyer. Transferor may permit Originator to change the terms and provisions of the Program Agreements, the Contracts or the Credit and Collection Policies (including the reduction of the required minimum monthly payment, the calculation of the amount, or the timing, of charge offs and periodic finance charges and other fees assessed thereon), but subject to Section 6.3(b) and only if such change is made applicable to any comparable segment of the credit accounts owned and serviced by Originator which have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between Originator and an unrelated third party or by the terms of the Program Agreements.

(g) Transferor shall comply with the covenants contained in Section 9.4 of its Limited Liability Company Agreement.

SECTION 6.3 Negative Covenants of Transferor. Transferor covenants and agrees that, without the prior written consent of Buyer, from and after the Closing Date and until the date after the Agreement Termination Date when the Outstanding Balances of all Transferred Receivables and the Principal Amounts of all Transferred Participation Interests have been reduced to zero:

(a) Liens. Transferor shall not create, incur, assume or permit to exist any Lien, other than Permitted Encumbrances, on or with respect to the Transferred Assets.

26	Transfer Agreement

(b) Periodic Finance Charges and Other Fees. Except as otherwise required by any Requirement of Law, or as is deemed by Originator to be necessary in order for it to maintain its credit business, based upon Originator’s good faith assessment, in its sole discretion, of the nature of the competition in the credit business, Transferor shall not at any time permit, or consent to any Seller permitting, Originator to reduce the periodic finance charges assessed on any Transferred Receivable or other fees on any Account without the consent of Buyer, which may be deemed given as described in the following sentence. Transferor shall consult with Buyer as necessary with respect to any such proposed reductions in periodic finance charges and other fees on the Accounts to allow Buyer to assess whether Buyer is obligated to withhold it’s consent pursuant to the Indenture. If after such consultation, Buyer does not promptly notify Transferor that it objects to any proposed reduction, the Buyer shall be deemed to have consented to the proposed reduction.

(c) UCC Matters. Transferor shall not change its state of organization or incorporation or its name such that any financing statement filed to perfect Buyer’s interests under this Agreement would become seriously misleading, unless Transferor shall have given Buyer not less than 15 days’ prior written notice of such change and shall have delivered to Buyer a revised Schedule 4.1(a), which shall automatically amend and restate Schedule 4.1(a) hereto.

(d) No Proceedings. From and after the Closing Date and until the date one year plus one day following the date on which all amounts due with respect to securities that were issued by any entity holding Transferred Assets have been paid in full in cash, Transferor shall not, directly or indirectly, institute or cause to be instituted against Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit Transferor’s right to pursue any other creditor rights or remedies that Transferor may have under any applicable law. Without prejudice to the survival of any other agreement of Transferor hereunder, the agreements and obligations of Transferor under this Section 6.3(d) shall survive the termination to this Agreement.

(e) Amendment to Receivables Sale Agreement. Transferor shall not amend any Sale Agreement or the Trust Agreement without the consent of Buyer.

SECTION 6.4 Compliance with the FDIC Rule.

(a) Each of the Buyer and Seller acknowledges and agrees that the purpose of this Section 6.4 is to comply with the provisions of the FDIC Rule and FDIC Rule Interpretations.

(b) Schedule 6.4 is expressly incorporated in this Agreement. Each of Buyer and Seller agree to perform their respective obligations set forth in Schedule 6.4.

(c) In the event that GE Capital Retail Bank becomes the subject of an insolvency proceeding and the FDIC as receiver or conservator provides a written notice of repudiation as contemplated by paragraph (d)(4)(ii) of the FDIC Rule to Buyer or Seller, the party receiving such notice shall promptly deliver such notice to the other party, with a copy to the Indenture Trustee.

27	Transfer Agreement

ARTICLE VII

MISCELLANEOUS

SECTION 7.1 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile, email or other similar electronic transmission (with such transmission promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section 7.1), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Buyer) designated in any written communication provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall be effective only if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall be effective only on the immediately succeeding Business Day.

If to Transferor:

GE SALES FINANCE HOLDING, L.L.C.

777 Long Ridge Road, Building B, 3rd Floor

Stamford, Connecticut 06927

Attention:	Capital Markets-Legal
Telephone:	(203) 585-6254
Facsimile:	(718) 247-5839

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with a copy to:

GENERAL ELECTRIC CAPITAL CORPORATION

777 Long Ridge Road, Building B, 3rd Floor

Stamford, Connecticut 06927

Attention:	Capital Markets-Legal
Telephone:	(203) 585-6254
Facsimile:	(718) 585-6254

If to Buyer:

GE SALES FINANCE MASTER TRUST

c/o BNY Mellon Trust of Delaware

101 Barclay Street, Floor 4 West (ABS Unit)

New York, New York 10286

Attention:	Antonio Vayas
Telephone:	(212) 815-8322
Facsimile:	(212) 815-2494 or 3883

with a copy to:

GENERAL ELECTRIC CAPITAL CORPORATION

777 Long Ridge Road

Building B, 3rd Floor

Stamford, Connecticut 06927

Attention:	Finance Manager – Securitization
Telephone:	(203) 585-2351
Facsimile:	(866) 739-9022

SECTION 7.2 No Waiver; Remedies.

(a) Either party’s failure, at any time or times, to require strict performance by the other party hereto of any provision of this Agreement shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements, warranties, covenants and representations of either party contained in this Agreement, and no breach or default by either party hereunder or thereunder, shall be deemed to have been suspended or waived by the other party unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of such party and directed to the defaulting party specifying such suspension or waiver.

(b) Each party’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that such party may have under any other agreement, including the other Related Documents, by operation of law or otherwise.

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SECTION 7.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of Transferor and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. Except as provided below and in Section 2.9 or 4.1 of this Agreement, neither Buyer nor Transferor may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder, without obtaining the prior express written consent of the other party. Any such purported assignment, transfer, hypothecation or other conveyance by Transferor without the prior express written consent of Buyer shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Transferor and Buyer with respect to the transactions contemplated hereby and no Person shall be a third-party beneficiary of any of the terms and provisions of this Agreement.

SECTION 7.4 Termination. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the earlier of (a) the termination of Buyer as provided in the Trust Agreement and (b) the date selected by Transferor upon prior notice thereof to Buyer (such date the “Agreement Termination Date”).

SECTION 7.5 Survival. Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by Transferor under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Transferor or the rights of Transferor relating to any unpaid portion of any and all obligations of Transferor to Buyer, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Agreement Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Transferor, and all rights of Transferor hereunder shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the date after the Agreement Termination Date when the Outstanding Balances of all Transferred Receivables transferred hereunder prior to such Agreement Termination Date have been reduced to zero; provided, that the rights and remedies pursuant to the provisions of Sections 2.5, 6.3(c), 7.3, 7.11 and 7.13 shall be continuing and shall survive any termination of this Agreement.

SECTION 7.6 Complete Agreement; Modification of Agreement. This Agreement constitutes the complete agreement between the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except by written agreement of the parties hereto. Notwithstanding any other provision of this Section 7.6, Schedule 4.1(a) shall be automatically amended upon delivery by Transferor to Buyer of an updated Schedule 4.1(a).

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SECTION 7.7 GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a) THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE BUYER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE RECEIVABLES OR ANY SECURITY FOR THE OBLIGATIONS OF TRANSFEROR ARISING HEREUNDER OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF BUYER. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 7.1 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

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BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 7.8 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

SECTION 7.9 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 7.10 Section Titles. The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

SECTION 7.11 No Setoff. Transferor’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right Transferor might have against Buyer, all of which rights are hereby expressly waived by Transferor.

SECTION 7.12 Confidentiality. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, THE OBLIGATIONS OF CONFIDENTIALITY CONTAINED HEREIN, SHALL NOT APPLY TO THE FEDERAL TAX STRUCTURE OR FEDERAL TAX TREATMENT OF THIS TRANSACTION, AND EACH PARTY (AND ANY EMPLOYEE, REPRESENTATIVE, OR AGENT OF ANY PARTY) MAY DISCLOSE TO ANY AND ALL PERSONS, WITHOUT LIMITATION OF ANY KIND, THE FEDERAL TAX STRUCTURE AND FEDERAL TAX TREATMENT OF THIS TRANSACTION. THE PRECEDING SENTENCE IS INTENDED TO CAUSE THIS TRANSACTION TO BE TREATED AS NOT HAVING BEEN OFFERED UNDER CONDITIONS OF

32	Transfer Agreement

CONFIDENTIALITY FOR PURPOSES OF SECTION 1.6011-4(B)(3) (OR ANY SUCCESSOR PROVISION) OF THE TREASURY REGULATIONS PROMULGATED UNDER SECTION 6011 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND SHALL BE CONSTRUED IN A MANNER CONSISTENT WITH SUCH PURPOSE. IN ADDITION, EACH PARTY ACKNOWLEDGES THAT IT HAS NO PROPRIETARY OR EXCLUSIVE RIGHTS TO THE FEDERAL TAX STRUCTURE OF THIS TRANSACTION OR ANY FEDERAL TAX MATTER OR FEDERAL TAX IDEA RELATED TO THIS TRANSACTION.

SECTION 7.13 Further Assurances.

(a) Transferor shall, at its sole cost and expense, upon request of Buyer, promptly and duly authorize, execute and/or deliver, as applicable, any and all further instruments and documents and take such further actions that may be necessary or desirable or that Buyer may request to carry out more effectively the provisions and purposes of this Agreement or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including authorizing and filing any financing or continuation statements under the UCC with respect to the ownership interests or Liens granted hereunder. Transferor hereby authorizes Buyer to file any such financing or continuation statements without the signature of Transferor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Assets or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Assets is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon Transferor’s receipt thereof and promptly delivered to or at the direction of Buyer.

(b) If Transferor fails to perform any agreement or obligation under this Section 7.13, Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer incurred in connection therewith shall be payable by Transferor upon demand of Buyer.

SECTION 7.14 Relationship of Parties. Transferor and Buyer agree that in performing their obligations pursuant to this Agreement, they are in the position of independent contractors. This Agreement is not intended to create, nor does it create and shall not be construed to create, a relationship of partner or joint venturer or any association for profit between Transferor and Buyer.

SECTION 7.15 Accounting Changes. If any Accounting Changes occur and such changes result in a change in the standards or terms used herein, then the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of such Persons and their Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made. If the parties hereto agree upon the required amendments to this Agreement, then after

33	Transfer Agreement

appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained herein shall, only to the extent of such Accounting Change, refer to GAAP consistently applied after giving effect to the implementation of such Accounting Change. If such parties cannot agree upon the required amendments within 30 days following the date of implementation of any Accounting Change, then all financial statements delivered and all standards and terms used herein shall be prepared, delivered and used without regard to the underlying Accounting Change.

SECTION 7.16 No Indirect or Consequential Damages. NO PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER.

SECTION 7.17 Limitation of Liability of the Trustee. It is expressly understood and agreed by the parties hereto that (a) this document is executed and delivered by BNY Mellon Trust of Delaware, not individually or personally, but solely as Trustee of the Buyer, (b) each of the representations, undertakings and agreements herein made on the part of the Buyer is made and intended not as a personal representation, undertaking and agreement by BNY Mellon Trust of Delaware but is made and intended for the purpose of binding only the Buyer, (c) nothing herein contained shall be construed as creating any liability on BNY Mellon Trust of Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall BNY Mellon Trust of Delaware be personally liable for the payment of any indebtedness or expenses of the Buyer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Buyer under this document.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, Transferor and Buyer have caused this Transfer Agreement to be duly executed by their respective officers as of the day and year first above written.

GE SALES FINANCE HOLDING, L.L.C., as Transferor

By:	/s/ Vishal Gulati
	Name:	Vishal Gulati
	Title:	Vice President

GE SALES FINANCE MASTER TRUST, as Buyer

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Trustee on behalf of Buyer

By:	/s/ Kristine Gullo
	Name:	Kristine K. Gullo
	Title:	Vice President

S-1	Transfer Agreement

SCHEDULE 1

LIST OF ACCOUNTS

[Delivered Separately]

Transfer Agreement

SCHEDULE 4.1(a)

TRANSFEROR’S UCC INFORMATION

Legal Name

GE Sales Finance Holding, L.L.C.

Jurisdiction of Organization

Delaware

Address of Chief Executive Officer

777 Long Ridge Road, Building B, 3rd Floor

Stamford, Connecticut 06927

Federal Employer Identification Number

45-4495059

Organizational Identification Number

5103129

SCHEDULE 6.4

REQUIREMENTS OF FDIC RULE

As required by the FDIC Rule:

(a) As used in this Schedule, references to (i) “sponsor” shall mean GE Capital Retail Bank, (ii) “issuing entity” shall mean, collectively, the Transferor, the Issuer and each other transferee of the Transferred Assets that is an “issuing entity” as defined in the FDIC Rule, (iii) “servicer” shall mean the Servicer and each other “servicer” of the financial assets within the meaning of the FDIC Rule, (iv) “obligations” or “securitization obligations” shall mean the notes issued by the Issuer pursuant to the Indenture, and (v) “financial assets” and “securitized financial assets” shall mean the Transferred Assets.

(b) The issuing entity shall make available to investors, information describing the financial assets, obligations, capital structure, compensation of relevant parties, and relevant historical performance data set forth below:

(i) On or prior to issuance of obligations and at the time of delivery of any periodic distribution report and, in any event, at least once per calendar quarter, while obligations are outstanding, information about the obligations and the securitized financial assets shall be disclosed to all potential investors at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the obligations and financial assets. Such information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB or any successor disclosure requirements for public issuances, even if the obligations are issued in a private placement or are not otherwise required to be registered; provided that information that is unknown or not available to the sponsor or the issuing entity after reasonable investigation may be omitted if the issuing entity includes a statement in the offering documents disclosing that the specific information is otherwise unavailable;

(ii) On or prior to issuance of obligations, the structure of the securitization and the credit and payment performance of the obligations shall be disclosed, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the financial assets, the remedies for and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule, any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation, and write-offs of financial assets;

(iii) While obligations are outstanding, the issuing entity shall provide to investors information with respect to the credit performance of the obligations and the financial assets, including periodic and cumulative financial asset performance data, delinquency and modification data for the financial assets, substitutions and removal of financial assets, servicer advances, as well as losses that were allocated to such tranche and remaining balance of financial assets supporting such tranche, if applicable, and the percentage of each tranche in relation to the securitization as a whole; and

(iv) The nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any mortgage or other broker, and the servicer(s), and the extent to which any risk of loss on the underlying assets is retained by any of them for such securitization shall be disclosed. The issuer shall provide to investors while any obligations are outstanding any changes to such information and the amount and nature of payments of any deferred compensation or similar arrangements to any of the parties.

EXHIBIT A

FORM OF ASSIGNMENT OF TRANSFERRED INTERESTS

IN ADDITIONAL ACCOUNTS

(As required by Section 2.6 of the Transfer Agreement)

ASSIGNMENT No.     OF TRANSFERRED INTERESTS IN ADDITIONAL ACCOUNTS (this “Assignment”) dated as of [            ] , 20[    ], by and among GE Sales Finance Holding, L.L.C., a limited liability company organized under the laws of the State of Delaware, as Transferor (“Transferor”) and GE Sales Finance Master Trust, a Delaware statutory Trust (“Buyer”), pursuant to the Agreement referred to below.

W I T N E S S E T H :

WHEREAS, Transferor and Buyer are parties to the Transfer Agreement, dated as of February 29, 2012, between Transferor and Buyer (as it may be amended and supplemented from time to time the “Agreement”); and

WHEREAS, pursuant to the Agreement, Transferor wishes to designate Additional Accounts to be included as Accounts and to convey [the Transferred Receivables [Participation Interests in the Underlying Receivables] arising in such Additional Accounts acquired by Transferor pursuant to [describe applicable Sale Agreement]] that have been designated “Additional Accounts” pursuant to the Agreement, whether now existing or hereafter created, to Buyer (as each such term is defined in the Agreement); and

WHEREAS, Buyer is willing to accept such designation and conveyance subject to the terms and conditions hereof;

NOW, THEREFORE, Transferor and Buyer hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Addition Date” means, with respect to the Additional Accounts designated hereby, [            ], 20[    ].

“Addition Cut-Off Date” means, with respect to Additional Accounts designated hereby, [            ], 20[    ].

[“Requisite Percentage” means, with respect to Additional Accounts designated hereby, [    ]%.]1

[1]	Insert in connection with any designation of Participation Interests.

Exhibit A-1

2. Designation of Additional Accounts. The Accounts described on Schedule 1 to this Assignment have been designated “Additional Accounts” pursuant to the Agreement. Schedule 1 to this Assignment, as of the Addition Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(d) of the Agreement.

3. Conveyance of Transferred Interests. (a) Transferor does hereby transfer, assign, set over and otherwise convey, without recourse except as set forth in this Agreement, to Buyer, all its right, title and interest in, to and under the [Receivables] [Participation Interests] arising in such Additional Accounts existing at the close of business on the Addition Date and thereafter created from time to time until the Agreement Termination Date, the Related Security and Collections with respect thereto and related Recoveries, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing. The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Originator, Seller, Transferor or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, Retailers, clearance systems or insurers.

(b) Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Transferred Interests in Additional Accounts existing on the Addition Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to Buyer, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to Buyer within ten (10) days of the Addition Date. Buyer shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

(c) In connection with such assignment, Transferor further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that [Receivables] [Participation Interests] created in connection with the Additional Accounts and designated hereby have been conveyed to Buyer pursuant to the Agreement and this Assignment.

(d) In order to perfect the transfer hereunder, Transferor does hereby grant to Buyer a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the [Receivables] [Participation Interests] in the Additional Accounts existing on the Addition Date and thereafter created, the Related Security and Collections with respect thereto and Recoveries allocated to Buyer as provided in the Agreement, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds relating thereto and all proceeds of the foregoing. This Assignment constitutes a security agreement under the UCC.

Exhibit A-2

4. Acceptance by Buyer. Buyer hereby acknowledges its acceptance of all right, title and interest to the property, existing on the Addition Date and thereafter created, conveyed to Buyer pursuant to Section 3(a) of this Assignment. Buyer further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, Transferor delivered to it the Account Schedule described in Section 2 of this Assignment.

5. Representations and Warranties of Transferor. Transferor hereby represents and warrants to Buyer as of the Addition Date:

(a) this Assignment constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) each of the [Transferred Receivables] [Underlying Receivables] satisfies the criteria for an Eligible Receivable as of the Addition Cut-Off Date;

(c) each Additional Account is, as of the Addition Cut-Off Date, an Eligible Account;

(d) no selection procedures believed by Transferor to be materially adverse to the interests of Buyer or any of its creditors were utilized in selecting the Additional Accounts from the available Eligible Accounts;

(e) as of the Addition Date, Transferor is solvent;

(f) the Account Schedule delivered pursuant to this Assignment, is an accurate and complete listing in all material respects of all the Accounts as of the related Addition Cut-Off Date, and the information contained therein with respect to the identity of such Accounts and the Transferred Receivables existing in such Accounts, is true and correct in all material respects as of the Addition Cut-Off Date;

(g) the Agreement and this Assignment create a valid and continuing security interest in the Transferred Interests in the Additional Accounts and the Related Security and in Collections and Recoveries with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and the proceeds thereof in favor of Buyer, which security interest (x) is enforceable against Transferor, as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (y) upon filing of the financing statements described herein and, in the case of Transferred Receivables thereafter created, upon the creation thereof, will be prior to all other Liens (other than Permitted Encumbrances);

Exhibit A-3

(h) the Transferred Interests constitute “accounts”, “general intangibles” or “chattel paper” within the meaning of UCC Section 9-102;

(i) immediately prior to the conveyance of the Receivables pursuant to this Agreement, Transferor owns and has good and marketable title to, or has a valid security interest in, the Transferred Interests free and clear of any Lien, claim or encumbrance of any Person (other than Permitted Encumbrances); and

(j) subject to Permitted Encumbrances, other than the transfer and assignment and the security interest granted to Buyer pursuant to this Agreement, Transferor had not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Interests. Transferor has not authorized the filing of and is not aware of any financing statements against Transferor that included a description of collateral covering the Transferred Interests.

6. Amendment of the Agreement. The Agreement is hereby amended to provide that all references therein to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a dual reference to this Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms.

7. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

9. Limitation of Liability of the Administrator. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by General Electric Capital Corporation, not in its individual capacity but solely in its capacity as Administrator of Buyer, and in no event shall General Electric Capital Corporation, in its individual capacity, or any beneficial owner of Buyer have any liability for the representations, warranties, covenants, agreements or other obligations of Buyer hereunder, as to all of which recourse shall be had solely to the assets of Buyer.

Exhibit A-4

IN WITNESS WHEREOF, the undersigned have caused this Assignment of Transferred Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

GE SALES FINANCE HOLDING, L.L.C., Transferor

By:
Name:
Title:

GE SALES FINANCE MASTER TRUST, Buyer

By:	[GE CAPITAL RETAIL BANK, not in its individual capacity but solely as Administrator on behalf of Buyer]

[GENERAL ELECTRIC CAPITAL CORPORATION, not in its individual capacity but solely as Sub-administrator on behalf of Buyer]

By:
Name:
Title:

Exhibit A-5

Schedule I

to Assignment of Transferred Interests

in Additional Accounts

ADDITIONAL ACCOUNTS

This Account Schedule relating to Additional Accounts consists of one computer file listing the “Additional Accounts” designated pursuant to the Agreement and such computer file has been made available to Buyer on the Addition Date and is incorporated herein. The aggregate [amount of Principal Receivables] [aggregate of the Principal Amounts of the Participation Interests] in the Additional Accounts described therein as of the related Addition Cut-Off Dates is approximately $[            ].

Exhibit A-6

EXHIBIT B

FORM OF REASSIGNMENT OF TRANSFERRED

INTERESTS IN REMOVED ACCOUNTS

(As required by Section 2.7 of the Transfer Agreement)

REASSIGNMENT No.     OF TRANSFERRED INTERESTS IN REMOVED ACCOUNTS dated as of             , 20[    ], by and among GE SALES FINANCE HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware, as Transferor (the “Transferor”), and GE SALES FINANCE MASTER TRUST, a Delaware statutory Trust (the “Buyer”), pursuant to the Agreement referred to below.

WITNESSETH:

WHEREAS Transferor and Buyer are parties to the Transfer Agreement, dated as of February 29, 2012 (as it may be amended and supplemented from time to time the “Agreement”);

WHEREAS pursuant to the Agreement, Transferor wishes to remove from Buyer all Transferred Interests owned by Buyer in certain designated Accounts and to cause Buyer to reconvey the Transferred Interests of such Removed Accounts, whether now existing or hereafter created, from Buyer to Transferor; and

WHEREAS Buyer is willing to accept such designation and to reconvey the Transferred Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, Transferor and Buyer hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” means, with respect to the Removed Accounts designated hereby,             ,         .

“Removal Cut-Off Date” means, with respect to the Removed Accounts             ,         .

2. Designation of Removed Accounts. Schedule 1 to this Reassignment, as of the Removal Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(d) of the Agreement.

3. Conveyance of Transferred Interests. (a) Buyer does hereby transfer, assign, set over and otherwise convey to Transferor, without representation, warranty or recourse, on and after the Removal Cut-Off Date, all right, title and interest of Buyer in, to and under the Transferred Interests existing at the close of business on the Removal

Exhibit B-1	Transfer Agreement

Cut-Off Date and thereafter created from time to time in the Removed Accounts designated hereby, the Related Security and Collections with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and all Insurance Proceeds related thereto and all proceeds of the foregoing.

(b) In connection with such transfer, Buyer agrees to execute and deliver to Transferor on or prior to the date this Reassignment is delivered, applicable termination statements prepared by Transferor with respect to the Transferred Interests existing at the close of business on the Removal Cut-Off Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by Buyer of its interest in the Transferred Interests in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

4. Representations and Warranties of Transferor. Transferor hereby represents and warrants to Buyer as of the Removal Date:

(a) Legal Valid and Binding Obligation. This Reassignment Agreement constitutes a legal, valid and binding obligation of Transferor enforceable against Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

(b) List of Removed Accounts. The list of Removed Accounts attached hereto, is an accurate and complete listing in all material respects of all the Accounts as of the Removal Cut-Off Date.

5. Amendment of the Agreement. The Agreement is hereby amended to provide that all references therein to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms and covenants and conditions of the Agreement shall remain unamended and shall continue to be and shall remain in full force and effect in accordance with its terms.

6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Exhibit B-2	Transfer Agreement

8. Limitation of Liability of the Administrator. Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by General Electric Capital Corporation, not in its individual capacity but solely in its capacity as Administrator of Buyer, and in no event shall General Electric Capital Corporation, in its individual capacity, or any beneficial owner of Buyer have any liability for the representations, warranties, covenants, agreements or other obligations of Buyer hereunder, as to all of which recourse shall be had solely to the assets of Buyer.

Exhibit B-3	Transfer Agreement

IN WITNESS WHEREOF, the undersigned have caused this Reassignment Agreement to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

GE SALES FINANCE HOLDING, L.L.C., Transferor

By:
Name:
Title:

GE SALES FINANCE MASTER TRUST, Buyer

By:	[GE CAPITAL RETAIL BANK, not in its individual capacity but solely as Administrator on behalf of Buyer]

[GENERAL ELECTRIC CAPITAL CORPORATION, not in its individual capacity but solely as Sub-administrator on behalf of Buyer]

By:
Name:
Title:

Exhibit B-4	Transfer Agreement

Schedule 1

to Reassignment Agreement

REMOVED ACCOUNTS

Exhibit B-5	Transfer Agreement